CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Investors Fund:

We consent to the use of our report dated September 3, 2004, incorporated in this Registration Statement by reference, to the Putnam Investors Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                         KPMG LLP

Boston, Massachusetts
November 23, 2004